                                                                    EXHIBIT 3.28

                                    BY-LAWS

                                      of

                          COMMERCIAL STONE CO., INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                    OFFICES

Section 1.01  Offices.......................................................  1

                                   ARTICLE II

                                      SEAL

Section 2.01  Seal..........................................................  1

                                  ARTICLE III

                             SHAREHOLDER'S MEETING

Section 3.01  Place of Meeting..............................................  1
Section 3.02  Annual Meeting................................................  1
Section 3.03  Quorum........................................................  1
Section 3.04  Voting........................................................  2
Section 3.05  Notice of Meeting.............................................  2
Section 3.06  Judges of Election............................................  2
Section 3.07  Special Meetings..............................................  2
Section 3.08  Voting List...................................................  3

                                   ARTICLE IV

                                   DIRECTORS

Section 4.01  Board of Directors............................................  3
Section 4.02  Powers........................................................  3
Section 4.03  Meetings of the Board.........................................  3
Section 4.04  Special Meetings..............................................  4
Section 4.05  Quorum........................................................  4
Section 4.06  Vacancies.....................................................  4
Section 4.07  Compensation of Directors.....................................  4

                                   ARTICLE V

                                    OFFICERS

Section 5.01  Office, Elections, Term, etc.................................   4
Section 5.02  Chairman of the Board........................................   4
Section 5.03  President....................................................   5
Section 5.04  Executive Vice President.....................................   5
Section 5.05  Secretary....................................................   5
Section 5.06  Treasurer....................................................   5
Section 5.07  Vacancies....................................................   5
Section 5.08  Signing Checks, Notes, etc...................................   5

                                   ARTICLE VI

                    ACTIONS BY CONSENT AND TELECOMMUNICATION

Section 6.01  Action by Consent............................................   6
Section 6.02  Telephone Participation in Meetings..........................   6

                                  ARTICLE VII

                               CORPORATE RECORDS

Section 7.01  Records Required.............................................   6
Section 7.02  Inspection...................................................   6

                                  ARTICLE VIII

                                     SHARES

Section 8.01  Certificates.................................................   7
Section 8.02  Transfers of Shares..........................................   7
Section 8.03  Closing Share Transfer Books or Fixing Record Date...........   7
Section 8.04  Lost Certificates............................................   7

                                   ARTICLE IX

                               CORPORATE FINANCE

Section 9.01  Dividends....................................................   7
Section 9.02  Reserves.....................................................   8

Section 9.03  Annual Statement.............................................   8
Section 9.04  Fiscal Year..................................................   8

                                   ARTICLE X

                                INDEMNIFICATION

Section 10.01  Directors and Officers......................................   8
Section 10.02  Basis of Rights; Other Rights...............................   8
Section 10.03  Insurance...................................................   9

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01  Notices.....................................................   9

                                  ARTICLE XII

                                   AMENDMENTS

Section 12.01  Amendment of By-Laws........................................   9

                                                                       Exhibit B

                     BY-LAWS OF COMMERCIAL STONE CO., INC.


                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1.01  Offices.  The registered office shall be at 2200 Springfield
                   -------
Pike, Connellsville, Pennsylvania 15425. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                                  ARTICLE II

                                     SEAL
                                     ----

     Section 2.01  Seal.  The corporate seal shall have inscribed thereon the
                   ----
name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania - 1972."


                                  ARTICLE III

                             SHAREHOLDERS' MEETING
                             ---------------------

     Section 3.01  Place of Meeting.  All meetings of the shareholders shall be
                   ----------------
held at 2200 Springfield Pike, Connellsville, Pennsylvania 15425, or such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected.

     Section 3.02  Annual Meeting.  The annual meeting of the shareholders shall
                   --------------
be held on the 1st Monday of June in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 11:00 o'clock A.M. when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six months after the designated time, any shareholder may call such meeting.

     Section 3.03  Quorum.  A Shareholders' meeting duly called shall not be
                   ------
organized for the transaction of business unless a quorum is present. The presence in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. The Shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at any election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

     Section 3.04  Voting.  At each meeting of the shareholders, every
                   ------
shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact, and filed with the secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. Elections for directors shall be by cumulative voting. Upon demand made by a shareholder at any election for the directors before the voting begins, the election shall be by ballot. No share shall be voted at any meeting upon which any installment is due and unpaid. The original share transfer book, or a duplicate thereof kept in this Commonwealth shall be prima facie evidence of the right of the person named therein to vote thereon.

     Section 3.05  Notice of Meeting.  Written notice of the annual meeting
                   -----------------
shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the corporation, at least ten days prior to the meeting.

     Section 3.06  Judges of Election.  In advance of any meeting of
                   ------------------
shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the Chairman of the meeting, or of any shareholder or his proxy, the judge(s) shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

     Section 3.07  Special Meetings.  Special meetings of the shareholders may
                   ----------------
be called at any time by the President, or the Board of Directors, or the holders of not less than one-fifth of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held not less than ten nor more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

     Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote consent thereto.

     Written notice of a special meeting of shareholders, stating the time, place, and object thereof, shall be given to each shareholder entitle to vote thereat at least five days before such meeting, unless a greater period of notice is required by statute in a particular case.

     Section 3.08  Voting List.  The office or agent having charge of the share
                   -----------
transfer book shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of an the number of shares held by each. The list shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours, and shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer book, or to vote, in person or by proxy, at any meeting of shareholders.

                                  ARTICLE IV

                                   DIRECTORS
                                   ---------

     Section 4.01  Board of Directors.  The business of the corporation shall be
                   ------------------
managed by its Board of Directors, two in number, who shall be natural persons of full age and need not be resident(s) of this Commonwealth or shareholders in the corporation. They shall be elected by the shareholders, at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of at least one year, and until his successor shall be elected and shall qualify.

     Section 4.02  Powers.  In addition to the powers and authorities by these
                   ------
By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

     Section 4.03  Meetings of the Board.  The meetings of the Board of
                   ---------------------
Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

     Each newly elected Board of Directors may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

     Regular meetings of the Board shall be held without notice at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

     Section 4.04  Special Meetings.  Special meetings of the Board of Directors
                   ----------------
may be called by the President on five days' notice to each director, either personally or by telegram; special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of a director.

     Section 4.05  Quorum.  A majority of the directors in office shall be
                   ------
necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     Section 4.06  Vacancies.  Vacancies in the Board of Directors, including
                   ---------
vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

     Section 4.07  Compensation of Directors.  Directors as such, shall not
                   -------------------------
receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE V

                                   OFFICERS
                                   --------

     Section 5.01  Office, Elections, Term, etc.  The executive officers of the
                   ----------------------------
corporation shall be chosen by the directors and shall be a Chairman, President, Executive Vice President, Secretary, and Treasurer. The Board of Directors may also choose such other officers and agents as it shall deem necessary, who shall hold their offices for such duties as from time to time shall be prescribed by the Board of Directors. Any two or more offices may be held by the same person. It shall not be necessary for the officers to be directors.

     The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the corporation will be served thereby.

     Section 5.02  Chairman of the Board.  The Chairman of the Board of
                   ---------------------
Directors shall preside at all meetings of the shareholders and of the directors at which he is present, and shall have such authority and perform such duties as the Board of Directors may from time to time designate. The Chairman of the Board of Directors shall be the chief executive officer of the corporation and as such shall have general and active executive management of all of the business, property, and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors and its committees are carried into effect. In the event of the absence, incapacity, inability, or refusal of the Chairman of the Board to act, the President shall assume the authority and perform the duties of the Chairman of the Board.

     Section 5.03  President.  The President shall, in the absence of the
                   ---------
Chairman of the Board, preside at all meetings of the shareholders and of the directors at which he is present, and shall be the chief operating officer of the corporation. Subject to the control of the Board of Directors, the President shall have general and active management of the operations of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific power, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation. He shall be ex-officio a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation that are not vested by these bylaws in the Chairman of the Board.

     Section 5.04  Executive Vice President.  The Executive Vice President shall
                   ------------------------
serve under the direction of the President. In the absence, incapacity, or inability or refusal of the President to act, the Executive Vice President shall assume the authority and perform the duties of the President. The Board of Directors may appoint additional Vice Presidents, in which event the Vice Presidents shall be subordinate to the Executive Vice President.

     Section 5.05  Secretary.  The Secretary shall attend all sessions of the
                   ---------
Board and all meetings of the shareholders and act as clerk thereof, record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

     Section 5.06  Treasurer.  The Treasurer shall have custody of the corporate
                   ---------
funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     Section 5.07  Vacancies.  If the office of any officers or agent, one or
                   ---------
more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

     Section 5.08  Signing Checks, Notes, etc.  Unless otherwise provided by
                   --------------------------
resolution of the Board of Directors, all checks, notes, or other obligations for the payment of money by the corporation shall be signed by any one of the following officers of the corporation: Chairman, President, or Treasurer. Any such officer shall have power in the name and on behalf of the corporation to endorse for collection and deposit in any account maintained with any banking institution by the corporation, all checks or other negotiable instruments payable to the order of the corporation. The Board of Directors may, however, authorize any one of such officers to sign any such instruments for, and on behalf of, the corporation without the necessity of counter-signature; may designate officers or employees of the corporation, other than those named above, who may, in the name of the corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons.


                                  ARTICLE VI

                   ACTIONS BY CONSENT AND TELECOMMUNICATION
                   ----------------------------------------

     Section 6.01  Action by Consent.  Any action which may be taken at a
                   -----------------
meeting of the shareholders, or at a meeting of the directors or members of the executive committee, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose, or by all of the directors or the members of the executive committee, as the case may be, and shall be filed with the Secretary of the corporation.

     Section 6.02  Telephone Participation in Meetings.  One or more
                   -----------------------------------
shareholders or directors may participate in a meeting of the shareholders or Board of Directors, of a committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                                  ARTICLE VII

                               CORPORATE RECORDS
                               -----------------

     Section 7.01  Records Required.  There shall be kept at the registered
                   ----------------
office of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or alterations thereof to date, certified by the Secretary of the corporation. An original or duplicate share transfer book shall also be kept at the registered office, or at the office of a transfer agent or registrar within this Commonwealth, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     Section 7.02  Inspection.  Every shareholder s hall have a right to
                   ----------
examine, in person or by his agent or attorney, at any reasonable time or times for any reasonable purpose, the share transfer book, books or records of account, and records of the proceedings of the shareholders and directors, and make extracts therefrom.

                                 ARTICLE VIII

                                    SHARES
                                    ------

     Section 8.01  Certificates.  The share certificates of the corporation
                   ------------
shall be numbered and registered in the share transfer books of the corporation, as they are issued. They shall be signed by the President and Secretary and shall bear the corporate seal.

     Section 8.02  Transfers of Shares.  Transfers of shares of the corporation
                   -------------------
shall be made only on stock transfer records of the corporation (which may be kept in written or computer form). Transfers shall be made by the corporation or its duly authorized agent as required by law. The corporation shall be entitled to treat the person in whose name shares stand on the books of the corporation as the owner thereof for all purposes.

     Section 8.03  Closing Share Transfer Books or Fixing Record Date.  The
                   --------------------------------------------------
Board of Directors may fix a time, not more than fifty days prior to the date fixed for the payment of any dividend or distribution, or the date fixed for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution or to receive any such allotment or rights, or to exercise the rights in respect to any change, conversion, or exchange of shares. In such cases, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the share transfer books of the corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of and vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of and vote at such meeting.

     Section 8.04  Lost Certificates.  Any person claiming the loss, destruction
                   -----------------
or mutilation of a share certificate may have a new certificate issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.


                                  ARTICLE IX

                               CORPORATE FINANCE
                               -----------------

     Section 9.01  Dividends.  Subject to the provisions of the statutes and the
                   ---------
Articles of Incorporation, the Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as it deems advisable.

     Section 9.02  Reserves.  Before payment of any dividend there may be set
                   --------
aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

     Section 9.03  Annual Statement.  The Chairman, President, and Board of
                   ----------------
Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

     Section 9.04  Fiscal Year.  The fiscal year of the corporation shall begin
                   -----------
on the 1st day of April in each year.


                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

     Section 10.01  Directors and Officers.  The corporation shall indemnify
                    ----------------------
each director or officer (including each former director or officer) and may, by action of the Board of Directors, indemnify any other authorized representative (including any former authorized representative) of the corporation to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which such person was, is or is threatened to be made a party or a witness by reason of the fact that such person is or was an authorized representative of the corporation. For the purposes of this Article, "authorized representative" shall mean a director, officer, employee, or agent of the corporation or of any subsidiary of the corporation, or a trustee, custodian, administrator, committeeman, or fiduciary of any employee benefit plan established and maintained by the corporation or by any subsidiary of the corporation, or a person who is or was serving another corporation, partnership, joint venture, trust or other enterprise in any such capacity at the request of the corporation.

     Section 10.02  Basis of Rights; Other Rights.  Each person who shall act as
                    -----------------------------
an authorized representative of the corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 10.03  Insurance.  The corporation may purchase and maintain
                    ---------
insurance on behalf of any person who is or was a director or officer of the corporation, or is or was an authorized representative of the corporation, against any liability asserted against or incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 11.01  Notices.  Whenever written notice is required to be given to
                    -------
any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.

     Any shareholder or director may waive in writing and at any time, any notice required to be given under the By-Laws. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the express purpose of such attendance is to object to the transaction of any business because the meeting was not lawfully called or convened.


                                  ARTICLE XII

                                   AMENDMENTS
                                   ----------

     Section 12.01  Amendment of By-Laws.  These By-Laws may be altered, amended
                    --------------------
or repealed by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereat at any regular or special meeting of the shareholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting.